January 27, 2000


Dear Stockholder:


      The 2000 Annual Meeting of Stockholders of the Company will be held in the Petroleum Room of the Ramada Inn in Laurel, Mississippi, at 10:00 A.M. on Thursday, February 24, 2000. The purposes of the Annual Meeting are set forth in the accompanying Notice and Proxy Statement.

      The 1999 Annual Report, which is enclosed, contains financial and other information concerning the Company and its business for the fiscal year ended October 31, 1999. The Annual Report is not to be considered part of the proxy solicitation materials.

      We cordially invite you to attend the Annual Meeting. If you cannot attend, please complete and return the enclosed Proxy so that your vote can be recorded.

                                          Cordially,

                                          /s/Joe F. Sanderson, Jr.
                                          Joe F. Sanderson, Jr.
                                          Chairman of the Board

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held February 24, 2000

To the Stockholders:

      The Annual Meeting of Stockholders of Sanderson Farms, Inc. (the "Company") will be held in the Petroleum Room of the Ramada Inn in Laurel, Mississippi at 10:00 A.M. (local time) on Thursday, February 24, 2000, for the following purposes:

      (1) To elect four Class B Directors to serve until the 2003 annual meeting;

      (2) To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2000; and

      (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The business to be transacted at the Annual Meeting is more fully described in the accompanying Proxy Statement, to which reference is hereby made.

      The Board of Directors has fixed the close of business on January 11, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.
                                    BY ORDER OF THE BOARD OF DIRECTORS:
                                    /s/James A. Grimes, Secretary
Dated: January 27, 2000

                                 PROXY STATEMENT
General

      The  accompanying  Proxy is  solicited  by and on  behalf  of the Board of
Directors of Sanderson Farms, Inc. (the "Company"), P.O. Box 988, Laurel, Mississippi 39441, in connection with the 2000 Annual Meeting of Stockholders to be held February 24, 2000, and any adjournments of that meeting. Execution of the Proxy will not in any way affect a stockholder's right to attend the meeting and, upon revocation of the Proxy, to vote in person. Proxies may be revoked at any time before they are voted by filing with the Secretary a written notice of revocation or a duly executed Proxy bearing a later date. Unless they are revoked, Proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the meeting as specified by the stockholder in the Proxy or, except with respect to broker non-votes, if no specification is made in the Proxy, then FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders, and according to their discretion upon all other matters which may properly come before the meeting. Broker non-votes will be treated as not present for purposes of calculating the vote on a matter for which no specification is made in the Proxy, and will not be counted either as a vote FOR or AGAINST a proposal or as an ABSTENTION with respect thereto. Abstentions will not be counted either as a vote FOR or as a vote AGAINST a proposal. The cost of soliciting Proxies is being paid by the Company.

      The Company's 1999 Annual Report accompanies this Proxy Statement, but is not to be considered a part of the proxy solicitation materials. The record date for the Annual Meeting is January 11, 2000. These materials are being mailed to stockholders on or about January 27, 2000.

Capital Stock

      The authorized capital stock of the Company consists of 5,000,000 shares of non-voting preferred stock, of which 500,000 shares have been designated Series A Junior Participating Preferred Stock, par value $100.00 per share, none of which shares have been issued, and 100,000,000 shares of voting Common Stock, par value $1.00 per share, of which 13,787,455 shares had been issued and were outstanding as of January 11, 2000, the record date for the Annual Meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. Each such stockholder is entitled to one vote for each share of common stock held at that date.

Beneficial Ownership

      The following table sets forth information, as of January 11, 2000, concerning (a) the only stockholders known by the Company to own beneficially more than 5% of the common stock of the Company, which is the only class of voting securities outstanding, (b) the beneficial ownership of common stock of the executive officers named in the "Summary Compensation Table" below, and (c) the beneficial ownership of common stock by all directors and executive officers of the Company as a group.

                                         Amount
Beneficial Owner(s)                   Beneficially         Percent
   and Address                        Owned(1)(2)          of Class

Estate of Joe Frank Sanderson (3)   3,229,672 shares        23.42%
Estate of Dewey R. Sanderson, Jr.(4)3,268,482 shares        23.71%
Joe F. Sanderson, Jr. (5)           3,535,782 shares        25.64%
William R. Sanderson (6)            3,578,303 shares        25.95%
D. Michael Cockrell (7)                32,375 shares          (12)
Trustmark National Bank (8)         1,265,079 shares         9.18%
Lampkin Butts (2) (9)               1,300,777 shares         9.43%
Robin Robinson (2) (10)             1,265,079 shares         9.18%
All Directors and executive
officers as a
group (12 persons) (11)             8,789,129 shares        63.75%



      (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

      (2) Lampkin Butts, Robin Robinson and Trustmark National Bank are the trustees of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates (the "ESOP"), which is the record owner of 1,265,079 shares of common stock of the Company. Trustmark National Bank and Mr. Butts and Ms. Robinson, in their respective capacities as trustees of the ESOP, share with each other investment power with respect to those shares of common stock and therefore are each deemed to beneficially own, under applicable regulations of the Securities and Exchange Commission, the 1,265,079 shares of common stock owned of record by the ESOP. With respect to the voting power of the 1,265,079 shares of common stock, the members of the Administrative Committee of the ESOP share with each other voting power as to 115,000 shares, which are the shares of common stock not allocated to participant accounts under the ESOP, and the participants in the ESOP exercise sole voting power as to the 1,150,079 shares allocated to their respective accounts under the ESOP.

      (3) On January 4, 1998, Joe Frank Sanderson died. The 3,229,672 shares that Joe Frank Sanderson beneficially owned are now beneficially owned by the Estate of Joe Frank Sanderson (the "Estate"). The co-executors of the Estate are Joe Frank Sanderson's sons, Joe F. Sanderson, Jr. and William R. Sanderson. The amount in the table includes 3,229,672 shares owned of record by the Estate. Pursuant to a Pledge Agreement dated as of March 31, 1999, the Estate has pledged all of the shares of common stock owned by it to secure its obligations under its Loan Agreement dated as of March 31, 1999, with a bank. The Loan Agreement pertains to borrowings of $13,500,000, the proceeds of which were used primarily to pay estate taxes. The lender has notified the Estate that the decline in market value of the Common Stock pledged as collateral for the Loan Agreement has caused the Estate to have insufficient collateral for the loan, in violation of the Loan Agreement, which provides that the amount of the loan may not exceed a specified percentage of the value of the collateral. The Estate has not been able to cure this violation. While no default has been declared by the lender, the Estate is in the process of moving the loan to other lenders who are offering a more favorable loan-to-collateral percentage.

      (4) Address: P. O. Box 988, Laurel, Mississippi 39441. Mr. Dewey R. Sanderson, Jr. died on December 2, 1999. The shares owned of record by Mr. Sanderson are now owned by his estate, which at the date of this proxy statement had not been probated. The table also includes 223,257 shares owned of record by Dewey R. Sanderson, Jr.'s wife, as to which she exercises sole voting and investment power, and as to which Dewey R. Sanderson, Jr.'s estate, pursuant to Rule 13d-4 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), disclaims beneficial ownership.

      (5) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 57,517 shares owned of record by Joe F. Sanderson, Jr., over which he exercises sole voting and investment power, and 46,450 shares allocated to Joe F. Sanderson, Jr.'s account in the Company's ESOP, with respect to which he has sole voting power. The trustees of the ESOP share investment power over the 46,450 shares allocated to Joe F. Sanderson, Jr.'s account under the ESOP. The amount in the table includes the 3,229,672 shares beneficially owned by Joe
F. Sanderson, Jr. as co-executor of the Estate. The co-executors share voting and investment power with respect to these shares. The amount shown in the table also includes 6,539 shares owned of record by Joe F. Sanderson, Jr.'s wife, over which she exercises sole voting and investment power. The amount in the table also includes 150,604 shares owned of record by a charitable private foundation established by Joe Frank Sanderson, for which Joe F. Sanderson, Jr. serves as a director and as such, shares voting and investment power with the other directors of the foundation with respect to such shares. Pursuant to Rule 13d-4 of the Exchange Act, Joe F. Sanderson, Jr. disclaims beneficial ownership of the 6,539 shares owned of record by his wife, the 3,229,672 shares owned of record by the Estate, and the 150,604 shares owned of record by the foundation. The amount in the table also includes 45,000 options to purchase shares owned by Mr. Sanderson under the Company's Stock Option Plan, which options to purchase such shares were exercisable on the date of the Proxy, although the exercise prices of such options were higher than the market price on that date.

      (6) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount in the table includes 132,150 shares owned of record by William R. Sanderson, of which he exercises sole voting and investment power, 8,561 shares allocated to his account under the ESOP, 8,460 shares owned of record by William R. Sanderson's wife, over which she exercises sole voting and investment power, and 23,856 shares owned by Mr. Sanderson as custodian for his minor children, over which he exercises sole voting and investment power. The amount in the table includes 3,229,672 shares beneficially owned by William R. Sanderson as co-executor of the Estate. The co-executors share voting and investment power with respect to 3,229,672 shares owned of record by the Estate. The amount in the table also includes 150,604 shares owned of record by a charitable private foundation established by Joe Frank Sanderson, for which William R. Sanderson serves as a director and as such, shares voting and investment power with the other directors of the foundation with respect to such shares. Pursuant to Rule 13d-4 of the Exchange Act, William R. Sanderson disclaims the beneficial ownership of the 8,460 shares owned of record by his wife, the 3,229,672 shares owned of record by the Estate, and the 150,604 shares owned of record by the foundation. The amount in the table also includes 25,000 options to purchase shares owned by William R. Sanderson under the Company's Stock Option Plan, which options to purchase such shares were exercisable on the date of the Proxy, although the exercise prices of such options were higher than the market price on that date.

      (7) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 450 shares owned of record by Mr. Cockrell over which he exercises sole voting and investment power, and 500 shares allocated to Mr. Cockrell's account in the Company's ESOP, with respect to which Mr. Cockrell has sole voting power. The trustees of the ESOP share investment power over the 500 shares allocated to Mr. Cockrell's account under the ESOP. The amount in the table also includes 31,875 options to purchase shares owned by Mr. Cockrell under the Company's Stock Option Plan, which options to purchase such shares were exercisable on the date of this Proxy, although the exercise prices of such options were higher than the market price on that date.

      (8) Address: 415 North Magnolia, Laurel, Mississippi 39940. See note (2) above for a description of the nature of Trustmark National Bank's beneficial ownership of the 1,265,079 shares of common stock owned of record by the ESOP. Trustmark National Bank, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, which constitute all shares reported as being beneficially owned by it.

      (9) Address: P. O. Box 988, Laurel, Mississippi 39441. See note (2) for a description of the nature of Mr. Butts' beneficial ownership of the 1,265,079 shares of common stock owned of record by the ESOP. The amount in the table also includes 3,773 shares owned of record by Mr. Butts, and 50 shares held as custodian for a minor child, over which he exercises sole voting and investment power. With respect to the 22,740 shares allocated to his account under the Company's ESOP, Mr. Butts has sole voting power, but shares investment power with the other trustees of the ESOP. The amount in the table also includes 31,875 options to purchase shares owned by Mr. Butts under the Company's Stock Option Plan, which options to purchase such shares were exercisable on the date of this Proxy, although the exercise prices of such options were higher than the market price of that date. Mr. Butts, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 22,740 shares allocated to his individual account, and the 50 shares held as custodian.

      (10) Address: P. O. Box 988, Laurel, Mississippi 39441. See note (2) above for a description of the nature of Ms. Robinson's beneficial ownership of the 1,265,079 shares of common stock owned of record by the ESOP. Ms. Robinson, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 6,419 shares allocated to her individual account. There are 6,419 shares allocated to Ms. Robinson's account in the Company's ESOP, with respect to which Ms. Robinson has sole voting power, but over which she shares investment power with the other trustees of the ESOP.

      (11) Includes an aggregate of 80,553 shares allocated to the accounts of all Directors and executive officers, as a group (13 persons, 5 participating) under the ESOP. See note (2) above.

      (12) Less than 1%.

                              ELECTION OF DIRECTORS

      The amended Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes (Class A, Class B and Class C), with each class containing one-third, or as close to one-third as possible, of the total number of directors, and that the total number of directors shall be fixed by the Board of Directors in the By-laws. At the current time, the Board of Directors has fixed the number of directors at twelve, resulting in there being four directors in each class. At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. At the 2000 Annual Meeting, stockholders will elect four Class B directors, whose terms will expire at the 2003 annual meeting.
One Class C director position is currently vacant.

Nominees for Class B Directors

      The Board of Directors proposes for election as Class B Directors the four nominees listed below, each to serve as a Class B Director until the 2003 annual meeting or until his successor is elected and has qualified. Any vacancy on the Board of Directors may be filled either by the Board of Directors or by the stockholders, and any person elected to fill a vacancy will serve the remainder of the term of the director whose position has become vacant.

      Proxies in the enclosed form may also be voted for the election as Class B Directors of substitute nominees who may be named by the Board of Directors to replace any of the four nominees who become unavailable to serve for any reason. (No such unavailability is presently known to the Board of Directors.) In no event, however, will the Proxies be voted for more than four persons. There are no arrangements or understandings relating to any person's service or prospective service as a Class B Director of the Company. No nominee listed below will be elected as a Class B Director unless such nominee receives the affirmative vote of the holders of a majority of the shares entitled to vote and represented (whether in person or by proxy) at the Annual Meeting at which a quorum is present. If more nominees than the number of Directors to be elected receive a majority vote, then those nominees, up to four persons, receiving the highest number of votes will be elected. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the nominees for Class B Directors. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the election of the Class B Directors, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto.

      The following table lists the nominees for Class B Director and shows, as of January 11, 2000, their respective beneficial ownership of common stock of the Company. Hugh V. Sanderson is the cousin of Joe F. Sanderson, Jr. (Class A Director), the brother of Robert Buck Sanderson (Class C Director) and the cousin of William R. Sanderson (Class C Director).
                                                         Shares
Nominees for                               Director    Beneficially  Percent
Class B Director                    Age      Since      Owned (1)   of Class
----------------                    ---      -----     ----------   --------

Class B (Term expiring in 2003)

    Hugh V. Sanderson (2)            38        2000        246,209     1.75%
    Rowan H. Taylor                  73        1989          5,500     (5)
    John H. Baker, III (3)           57        1994        116,500     (5)
    Mike Cockrell (4)                42        1998         32,375     (5)

      (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the notes below.

      (2) Mr. Sanderson was elected by the Board of Directors on January 6, 2000 to fill the unexpired term of his father, Dewey R. Sanderson, Jr., who died on December 2, 1999. The amount in the table includes 2,123 shares allocated to Mr. Sanderson's account in the company's ESOP, with respect to which Mr. Sanderson has sole voting power.

      (3) The amount in the table includes 95,000 shares owned of record by a family limited partnership in which Mr. Baker is a limited partner, and 21,500 shares owned of record by a trust for the benefit of Mr. Baker's wife, as to which an institutional trustee exercises sole voting and investment power, and as to all of which Mr. Baker, pursuant to Rule 13d-14 of the Exchange Act, disclaims beneficial ownership.

      (4) See note (7) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Cockrell's beneficial ownership.

      (5) Less than 1%.

Directors Continuing in Office

      The following table lists the Class A and Class C Directors of the Company, whose terms expire at the 2002 and 2001 annual meetings, respectively, and shows, as of January 11, 2000, the beneficial ownership of common stock by each of them. Robert Buck Sanderson (Class C Director) is the cousin of Joe F. Sanderson, Jr. (Class A Director) and William R. Sanderson (Class C Director), and the brother of Hugh V. Sanderson (Class B Director). Joe F. Sanderson, Jr. (Class A Director) is the cousin of Robert Buck Sanderson (Class C Director) and Hugh V. Sanderson (Class B Director) and is the brother of William R. Sanderson (Class C Director). William R. Sanderson (Class C Director) is the brother of Joe F. Sanderson, Jr. (Class A Director), and the cousin of Robert Buck Sanderson (Class C Director) and Hugh V. Sanderson (Class B Director).

                                                           Shares
Name of                                       Director  Beneficially     Percent
Continuing Director                       Age   Since    Owned (1)      of Class
-------------------                       ----  -----    ---------      --------


Class A (Term expiring in 2002)

   Joe F. Sanderson, Jr. (2)              52     1984      3,535,782     25.64%
   Charles W. Ritter, Jr.                 66     1988         12,000        (6)
   Phil K. Livingston                     56     1989         10,000       (6)
   Lampkin Butts (3)                      48     1998      1,300,777      9.43%

Class C (Term expiring in 2001)

   William R. Sanderson (4)               43     1998      3,578,303     25.95%
   Robert Buck Sanderson (5)              46     1992        254,420      1.82%
   Donald W. Zacharias                    64     1988            150        (6)

--------------------------
      (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

      (2) See note (5) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

      (3) See note (9) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of Mr. Butts' beneficial ownership.

      (4) See note (6) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

      (5) The amount in the table includes 179 shares allocated to Mr. Sanderson's account in the company's ESOP, with respect to which he has sole voting power.

      (6   Less than 1%.


Principal Occupations and Certain Directorships

      The following paragraphs identify the principal occupations of all Directors of the Company and directorships they hold in other companies with securities registered with the Securities and Exchange Commission. Except as otherwise indicated, each Director has served for at least five years in the position shown.

      Joe F. Sanderson, Jr. has served as President and Chief Executive Officer of the Company since November 1, 1989, and as Chairman of the Board since January 8, 1998. Mr. Sanderson is a member of the Executive Committee of the Company.

      Charles W. Ritter, Jr. has served, since 1967, as President and a Director of the Attala Company, which is principally engaged in the business of milling and selling feed and corn meal. He has also served as President of JRS, Inc., a family owned real estate investment firm, since 1973. Mr. Ritter is a director of First M & F Corp. and Merchants & Farmers Bank, Kosciusko, Mississippi.

      Phil K. Livingston served as President and Chief Executive Officer of Citizens National Bancshares, Inc. in Hammond, Louisiana, from its organization in 1983, until its merger into Deposit Guaranty Corporation on May 19, 1995. Citizens National Bancshares, Inc., which was dissolved with the merger, was the parent company of Citizens National Bank, which is now a wholly owned subsidiary of Deposit Guaranty Corporation as a result of such merger. In July 1996, the Citizens National Bank's charter was amended to change its name to Deposit Guaranty National Bank of Louisiana. Mr. Livingston retired in 1998 as Chief Executive Officer but continues to serve as Chairman of the Deposit Guaranty National Bank of Louisiana.

      Hugh V. Sanderson has been employed by the Company as a Corporate Sales Manager for more than the past five years. At a special meeting called for that purpose on January 6, 2000, Mr. Sanderson was elected by the Board of Directors to fill the unexpired term of his father, Dewey R. Sanderson, Jr., who died on December 2, 1999. Mr. Sanderson was also nominated by the Board of Directors on that date for inclusion in this Proxy Statement as a nominee for Class B director.

      Rowan H. Taylor served as President of Mississippi Valley Title Insurance Company from 1975 until 1989, and as Chairman of the Board and Chief Executive Officer of that company from 1989 until 1992. Mr. Taylor currently serves as counsel for First American Title Insurance Company of Santa Anna, California, and as counsel to the Jackson, Mississippi law firm of Alston & Jones. Mr. Taylor served as an advisory director of Trustmark Corporation and Trustmark National Bank located in Jackson, Mississippi until his retirement from such position in 1995.

      John H. Baker, III has been the sole proprietor of John H. Baker Interests, a real estate and development company in Houston, Texas since 1968.

      Donald W. Zacharias served as President of Mississippi State University from 1985 until his retirement in December 1997.

      Robert Buck Sanderson has been employed by the Company since January 1, 1993. From 1978 through 1992, Mr. Sanderson served as President of Pioneer Hardware & Supply Co., Inc. in Laurel, Mississippi.

      William R. Sanderson has served, since 1996, as Director of Marketing for the Company. Prior to 1996, Mr. Sanderson served as Director of Prepared Foods for the Company. Mr. Sanderson is a member of the Executive Committee of the Company.

      Lampkin Butts has served, since 1996, as Vice President-Sales for the Company. Prior to 1996, Mr. Butts served as Director of Processing and Sales for the Company. Mr. Butts is a member of the Executive Committee of the Company.

      Mike Cockrell has served, since 1993, as Treasurer and Chief Financial Officer for the Company. Prior to 1993, Mr. Cockrell was a shareholder and member of the law firm Wise Carter Child & Caraway of Jackson, Mississippi. Mr. Cockrell is a member of the Executive Committee of the Company.

Committees of the Board of Directors; Attendance at Meetings

      The Company's Board of Directors has not appointed any standing committees as of the date of this proxy statement, except an Audit Committee. The members of the Audit Committee are Messrs. Ritter, Livingston and Zacharias. The function of the Audit Committee is, among other things, to recommend the independent auditors to the Board of Directors, to review the scope of the independent auditors' audit, to review the Company's major accounting and financial reporting policies and practices and systems for compliance with applicable statutes and regulations, and to review the Company's internal auditing functions. During the fiscal year ended October 31, 1999, the Board of Directors met 6 times and the Audit Committee met 4 times. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of Board of Directors meetings held during the period for which he was a director and
(ii) the total number of meetings held by the Audit Committee, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of the copies of the reports furnished to the Company, the officers and directors of the Company are in full compliance with all
Section 16(a) filing requirements, except that the necessary Form 4's required in connection with certain transfers of stock by the family of John H. Baker, a Class B Director, and certain purchases of stock by a family limited partnership of which Mr. Baker is a limited partner, were not filed timely.


Executive Compensation

      The following table sets forth the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the named executive officers.

-------------------------------------------------------------------------------

                           Summary Compensation Table

                               Annual Compensation
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

            (a)             (b)        (c)           (d)              (e)
         Name and                    Salary       All Other       Securities
    Principal Position      Year       ($)       Compensation     Underlying
                                                    ($)(2)     Options/SARs (#)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Joe F. Sanderson, Jr.        1999     533,328         21,203           -0-
Chief Executive Officer      1998     419,520         35,107       60,000
and President                1997     361,934         32,597       60,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

D. Michael Cockrell (1)      1999     202,336            -0-           -0-
Treasurer and                1998     195,467          2,425       15,000
Chief Financial Officer      1997     151,430            320       15,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Lampkin Butts (1)            1999     184,896            946           -0-
Vice President - Sales       1998     171,765            520       15,000
                             1997     154,264            450       15,000

-------------------------------------------------------------------------------




      (1) Mr. Butts became an executive officer of the Company effective November 1, 1996. Mr. Cockrell became an executive officer of the Company effective November 1, 1993.

      (2) The amounts in this column represent the value of the contribution made by the Company to the accounts of the named individuals under the Company's Employee Stock Ownership Plan, and includes travel costs and amounts reimbursed for estimated income tax liability related thereto. All employees of the Company, including executive officers, participate in the Company's ESOP, and the Company made no contribution to the ESOP in 1997, contributed $1.1 million in fiscal 1998, and $840,000 in fiscal 1999. As of the date of this Proxy
Statement, no amounts had been allocated to the accounts of the named individuals under the ESOP with respect to the fiscal year ended October 31, 1999. The ESOP covers all employees of the Company.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

      The following table sets forth the value at December 31, 1999 of unexercised options for each of the named executive officers.

-------------------------------------------------------------------------------

              Amount Paid
                   to                                   Value of Unexercised
              Redeem Stock       Options at            In-the-Money Options at
    Name      Appreciation    Fiscal Year-End (#)        December 31, 1999(4)
                 Rights    Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Joe F.
Sanderson,            $0      45,000       75,000             $0            $0
Jr.(1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

D. Michael            $0      31,875       20,625             $0            $0
Cockrell(2)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Lampkin          $36,225      31,875       20,625             $0            $0
Butts(3)
-------------------------------------------------------------------------------

(1) Mr. Sanderson's options consist of the following:
      - 60,000 shares granted on July 24, 1997 at $15.00 per share, expiring July 23, 2007, of which 30,000 are exercisable.
      - 60,000 shares granted on April 23, 1998, at $13.00 per share, expiring April 23, 2008, of which 15,000 are exercisable.

(2) Mr. Cockrell's options consist of the following:
      - 7,500 shares granted on April 29, 1994, at $11.00 per share, expiring April 29, 2000, of which 7,500 are exercisable.

      - 7,500 shares granted on April 27, 1995, at $11.25 per share, expiring April 27, 2001, of which 7,500 are exercisable.
      - 7,500 shares granted on July 25, 1996, at $10.87 per share, expiring July 25, 2002, of which 5,625 are exercisable.
      - 15,000 shares granted on July 24, 1997, at $15.00 per share, expiring July 24, 2007, of which 7,500 are exercisable.
      - 15,000 shares granted on April 23, 1998, at $13.00 per share, expiring April 23, 2008, of which 3,750 are exercisable.

(3) Mr. Butts' options consist of the following:
      - 7,500 shares granted on April 29, 1994, at $11.00 per share, expiring April 29, 2000, of which 7,500 are exercisable.
      - 7,500 shares granted on April 27, 1995, at $11.25 per share, expiring April 27, 2001, of which 7,500 are exercisable.
      - 7,500 shares granted on July 25, 1996, at $10.87 per share, expiring July 25, 2002, of which 5,625 are exercisable.
      - 15,000 shares granted on July 24, 1997, at $15.00 per share, expiring July 24, 2007, of which 7,500 are exercisable.
      - 15,000 shares granted on April 23, 1998, at $13.00 per share, expiring April 23, 2008, of which 3,750 are exercisable.

(4) The market value at December 31, 1999 was less than the exercise price of all outstanding options.

Director's Fees

       During fiscal 1999, Directors who were not also officers or employees of the Company received a fee of $2,000 per meeting attended plus an annual stipend of $10,000.

Board Report on Executive Compensation

       The Company did not have a standing Compensation Committee for the fiscal year ended 1999, and therefore the Board of Directors prepared the following Report.

       Generally, executive officer compensation is not directly related to factors such as profitability, sales growth, return on equity or market share, except to the extent that such factors impact the Company's overall ability to satisfy its compensation obligations to all employees.

       Annual compensation for the President, Chief Executive Officer and Chairman of the Board ("CEO"), is determined by the full Board of Directors of the Company. The annual compensation for the Treasurer and Chief Financial Officer ("CFO") and the Vice President-Sales ("VP-Sales") is determined by the President. The components of the annual compensation paid to the CEO, CFO and VP-Sales are as follows: (i) base salary; (ii) a bonus calculated pursuant to the provisions of the Company's Bonus Award Program; (iii) stock option awards made under the Company's Stock Option Plan; and (iv) allocation of contributions made by the Company to the respective accounts of the CEO, CFO and VP-Sales under the ESOP.

       Base salaries for executive officers of the Company are originally fixed using a comparison of similarly situated officers of other poultry companies. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. Periodic increases in base salary are based on evaluations of past and current performance and current market conditions. In addition, in accordance with the Company's Wage and Salary Administration manual in effect since 1979, the base salary of each salaried employee of the Company, including the executive officers, is increased on January 1 of each year to reflect cost of living increases, provided that the Company is in a financial position to make an increase. In January 1998, the base salary of all salaried employees of the Company, including the executive officers, was increased by 1.5%. The cost of living increase for 1999, which took effect January 1, 1999, was 1%. The cost of living increase for 2000, which took effect January 1, 2000, was 2.0%.

       The CEO, CFO and VP are participants in the Company's Bonus Award Program, which covers all salaried employees of the Company. The amounts payable to all salaried employees, including the executive officers, are based on the Company's financial performance and its operating performance relative to other companies in the industry. The bonus for the CEO, CFO and VP-Sales is calculated by multiplying such person's average monthly salary by 12 and multiplying that product by a percentage ranging from 25% to 100% for the CEO, and from 17.5% to 70% for the CFO and VP-Sales, depending on the performance of the Company. No bonuses were paid for fiscal 1997 or 1998, and no bonuses have been or will be paid for fiscal 1999.

       In addition, all executive officers participate in the Company's Employee Stock Ownership Plan which covers all employees of the Company. Allocations to the executive officers under this plan are made on the same basis as allocations to all other participants. No contribution was made by the Company to the ESOP during fiscal 1997. At its meeting held October 22, 1998, the Board of Directors authorized a contribution to the ESOP in the amount of $1.1 million, which contribution was made by the Company during fiscal 1998, and which contribution was allocated to the participant's accounts during fiscal 1999. At its meeting held October 21, 1999, the Board of Directors authorized a contribution to the ESOP in the amount of $840,000, which contribution was made by the Company during fiscal 1999. However, as of the date of this Proxy, such contribution had not yet been allocated to the accounts of the participants.

       Joe F. Sanderson, Jr.                          Donald W. Zacharias
       William R. Sanderson                           Rowan H. Taylor
       John H. Baker, III                             Mike Cockrell
       Phil K. Livingston                             Lampkin Butts
       Robert Buck Sanderson                          Hugh V. Sanderson
       Charles W. Ritter, Jr.

Performance Graph

       The following graph presents a comparison of the five year cumulative total stockholder return1 among the Company, the NASDAQ Composite Index, and a new and old group of peer companies. Companies in the peer group consists of the following companies: Cagles, Inc., Pilgrim's Pride, Inc., WLR Foods, Inc. and Tyson Foods, Inc. (the "Peer Group Index"). The Company selected the Peer Group Index because the return reflected in the Peer Group Index presents stockholders with a comparison of total stockholder return with companies of similar size, product and market capitalization.
                                     YEARS2
------------------------------- ------- ------ ------ ------ ======= ======

                                  1994    1995   1996   1997   1998    1999
------------------------------- ------- ------ ------ ------ ======= ======
------------------------------- ------- ------ ------ ------ ======= ======

Sanderson Farms, Inc.              100     83    106    105     122     82
------------------------------- ------- ------ ------ ------ ======= ======
------------------------------- ------- ------ ------ ------ ======= ======

NASDAQ Composite Index             100    135    159    209     234    364
------------------------------- ------- ------ ------ ------ ======= ======
------------------------------- ------- ------ ------ ------ ======= ======

Peer Group                         100     97    115    115     148     95
------------------------------- ------- ------ ------ ------ ======= ======

--------
    1  Assumes  $100  invested  on  November  1,  1993.   Total  return  assumes
reinvestment of dividends.
    2  Fiscal year ends October 31.

                              INDEPENDENT AUDITORS

       Ernst & Young LLP, Independent Auditors, Jackson, Mississippi, were the independent auditors for the Company during the fiscal year ended October 31, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to any appropriate questions.

       The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2000. Stockholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2000, in order for this proposal to be adopted. The Proxyholder named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2000. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, the Board of Directors will take such decision into consideration in selecting independent auditors for the Company.

                                  OTHER MATTERS

       As of the date of this Proxy Statement, the Board of Directors knows of no matters likely to be brought before the Annual Meeting other than those set forth in the Notice of the Meeting. If other matters properly come before the Meeting, each Proxy will be voted in accordance with the discretion of the Proxyholders named therein.

                              STOCKHOLDER PROPOSALS
Procedure
       The Company's By-laws provide that stockholders may nominate individuals for election as directors from the floor at any annual or special meeting of stockholders called for the election of directors only if timely written notice of such nomination has been given to the Secretary of the Company. To be timely, such notice must be received at the principal office of the Company no later than the close of business on the 15th day following the day on which notice of the date of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws specify what such a notice of such nomination must include. In addition, the By-laws set forth the procedure that must be followed by stockholders to properly bring a matter before a stockholders' meeting. If a stockholder wishes to bring a matter before the meeting that has not been specified in the notice of the meeting, the stockholder must deliver written notice of said stockholder's intent to bring the matter before the meeting of stockholders so that the notice is received by the Secretary of the Company no later than the close of business on the 15th day following the date on which notice of the day of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws also specify what such a notice must include.

2001 Annual Meeting

       A  stockholder  who  intends to present a  proposal,  which  relates to a proper subject for stockholder action, at the 2001 Annual Meeting of Stockholders and who wishes such proposal to be considered for inclusion in the Company's proxy materials for such meeting must cause such proposal to be received, in proper form, at the Company's principal executive offices no later than September 24, 2000. Any such proposals, as well as any questions relating thereto, should be directed to the Company to the attention of its President. Any proposal submitted after September 24, 2000 shall be considered untimely and will not be considered for inclusion in the Company's proxy material for the 2001 annual meeting.

                     METHODS AND COST OF SOLICITING PROXIES

       The Proxy card enclosed with this Proxy Statement is solicited by and on behalf of the Board of Directors of the Company. In addition to solicitation of stockholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock. Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed Proxy card promptly. No postage is necessary if mailed in the United States. The cost of solicitation, including the preparation, printing and mailing, is being paid by the Company.

                                 BY ORDER OF THE BOARD OF DIRECTORS:
                                 /s/James A. Grimes, Secretary
Dated: January 27, 2000

                                  APPENDIX "A"
                              SANDERSON FARMS, INC.
       The undersigned hereby appoints Mike Cockrell as proxy for the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock, $1.00 per share par value, of Sanderson Farms, Inc. at the Annual Meeting on February 24,2000 (and any adjournments thereof), as instructed herein with respect to the matters herein set forth (and, to the extent not so instructed, as set forth in the related Proxy Statement), and according to his discretion upon all other matters which may properly come before such Meeting.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED UPON THE MATTERS SET FORTH ON THE REVERSE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2. THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. SEE ACCOMPANYING PROXY STATEMENT.
                       Dated:                              , 2000




Signature(s)
                                 Executors,  Administrators,   Trustees,  etc.
                                 should give full title. This proxy should be signed as name appears on certificate(s).

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                       DIRECTORS OF SANDERSON FARMS, INC.
                             (SEE BALLOT ON REVERSE)

                                     BALLOT

                          MANAGEMENT RECOMMENDS A VOTE
                          "FOR" THE FOLLOWING PROPOSALS

1.     To elect four Class B Directors to serve until the 2003 annual meeting:
        ----                                    ----
       /   /   FOR all nominees                /   /   WITHHOLD AUTHORITY
       ----                                    ----
            listed below (except                        (to vote for all
            as indicated to the                       nominees listed below)
            contrary below)

   Hugh V. Sanderson, Rowan H. Taylor, John H. Baker, III and Mike Cockrell

       INSTRUCTIONS:   To  withhold  authority  to  vote  for  any  individual
nominee, write the nominee's name here:
       -----------------------                        ------------------------

2. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2000:

              ----          ----                ----
             /   /   FOR   /   /    AGAINST    /   /   ABSTAIN
             ----          ----                ----

                              SANDERSON FARMS, INC.
                                     BALLOT

1.     To elect four Class B Directors to serve until the 2003 annual meeting:
     ----                              ----
    /   /   FOR all nominees          /   /   WITHHOLD AUTHORITY
    ----     listed below (except     ----   (to vote for all
            as indicated to the               nominees listed below)
            contrary below)

        Hugh V. Sanderson, Rowan H. Taylor, John H. Baker, III and Mike Cockrell

       INSTRUCTIONS:   To  withhold  authority  to  vote  for  any  individual
       nominee, write the nominee's name here:

       -------------------     --------------------     --------------------

2. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2000.
              ----                    ----                ----
             /   /   FOR            /   /    AGAINST    /   /   ABSTAIN
             ----                   ----                ----


Dated:_____________________, 2000                     ______________________
                                                           Participant

                                                       ----------------------
                                                           (Print Name)

PLEASE DATE, SIGN AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE PREPAID ENVELOPE TO THE ADMINISTRATIVE COMMITTEE OF THE ESOP NO LATER THAN FEBRUARY 15, 2000, THROUGH COMPANY MAIL OR BY UNITED STATES MAIL.